                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 22, 2004

                              MAJESCO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     333-70663                  06-1529524
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                           160 Raritan Center Parkway
                            Edison, New Jersey 08837

          (Address of principal executive offices, including zip code)

                                 (732) 225-8910

              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

ITEM 8.01  OTHER EVENTS

         This Amendment to our Current Report is being filed for the sole purpose of filing the agreements set forth under Item 9.01 below.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are furnished with this report:

Exhibit No.    Description

10.1           License Agreement for Game Boy Advance (Western Hemisphere),
               dated May 10, 2001, by and between Nintendo of America, Inc. and
               Majesco Sales Inc.*

10.2           License Agreement for Gamecube, (Western Hemisphere), dated
               January 11, 2001, by and between Nintendo of America, Inc. and
               Majesco Sales Inc.*

10.3           Xbox Publisher License Agreement, dated January 21, 2001, by and between Microsoft Corporation and Majesco Sales Inc.*

10.4           Xbox Live Distribution Amendment to the Xbox Publisher License
               Agreement, dated March 17, 2003, by and between Microsoft
               Corporation and Majesco Sales Inc.*

10.5           Software Distribution Agreement, dated April 8, 2002, by and between Konami of America, Inc. and Majesco Sales Inc.*

10.6           License Agreement, dated April 30, 2002, by and between Namco
               Hometek Inc. and Majesco Sales Inc.*

*    A Confidential  Treatment Request for certain  information in this document has been filed with the Securities and Exchange Commission. The information for which  treatment has been sought has been deleted from such exhibit and the deleted text replaced by four asterisks (****).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MAJESCO HOLDINGS INC.
                                  (Registrant)

Dated: October 22, 2004           By: /s/ Carl Yankowski
                                      -------------------------------------
                                      Carl Yankowski
                                      Chief Executive Officer